UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

iTech Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52117	20-5153331
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17011 Beach Boulevard Suite 900 Huntington Beach, California 92647

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 841-2670

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On May 4, 2010, the board of directors (the "Board") of iTech Medical, Inc. (the "Company") elected Wim Peters to serve as a member of the Company's Board.  Mr. Peters was appointed for a term that extends until the 2010 annual meeting of the shareholders, or until his successor is elected and qualifies.  Mr. Peters will serve as a member of the Compensation Committee.

Mr. Peters is 58 years old and there is no family relationship between Mr. Peters and any of the Company’s officers and directors.

As reported by the Company on a Form 8-K filed with the Securities and Exchange Commission on March 25, 2010, on March 19, 2010, the Company entered into a Stock Purchase Agreement, and an amendment to the Stock Purchase Agreement dated March 22, 2010 (collectively, the “Agreement”), with Revox Ventures Ltd. (the “Purchaser”), an entity incorporated in Cypress in which Mr. Peters may be deemed to share voting and investment power by virtue of being a director and shareholder of that corporation.  Pursuant to the Agreement, the Purchaser has agreed to purchase shares of common stock and warrants of the Company.  The previously

Form 8-K is incorporated by reference herein.

Item 7.01  Regulation FD Disclosure.

The election of Mr. Peters was announced in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein. The press release is not deemed filed under the Securities Exchange Act of 1933, as amended. It is considered to be “furnished” under the instructions of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1           Press Release, dated May 6, 2010, regarding the appointment of Mr. Peters as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 11, 2010	iTech Medical, Inc.
	By:	/s/ Wayne Cockburn

President, Chief Executive Officer, Secretary, Treasurer and Interim Chief Financial Officer and a Member of the Board of Directors (Principal Executive Officer and Principal Financial/Accounting Officer)